
                                                     Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                        ALTERNATIVE RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)


                  DELAWARE                                    38-2791069
       (State or other jurisdiction of                     (I.R.S. Employer
       incorporation or organization)                     Identification No.)

   100 TRI-STATE INTERNATIONAL, SUITE 300
           LINCOLNSHIRE, ILLINOIS                                60069
  (Address of Principal Executive Offices)                    (Zip Code)

                        ALTERNATIVE RESOURCES CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                 STEVEN PURCELL                            (847) 317-1000
           SENIOR VICE PRESIDENT AND                     (Telephone number,
             CHIEF FINANCIAL OFFICER                    including area code,
     100 TRI-STATE INTERNATIONAL, SUITE 300             of agent for service)
          LINCOLNSHIRE, ILLINOIS  60069
     (Name and address of agent for service)

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                         CALCULATION OF REGISTRATION FEE
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                                                       PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE        AMOUNT TO BE        OFFERING PRICE PER        AGGREGATE OFFERING          AMOUNT OF
         REGISTERED                REGISTERED               SHARE*                    PRICE*            REGISTRATION FEE
----------------------------- --------------------- ------------------------ ------------------------- --------------------
Common Stock (par value          300,000 shares            $6.6875                 $2,006,250                $558
$.01 per share)
----------------------------- --------------------- ------------------------ ------------------------- --------------------

* Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, based on the average of the high and low sales prices of a share of Common Stock of the Registrant on the Nasdaq National Market on August 6, 1999.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The Registration Statement on Form S-8 filed by Alternative Resources Corporation (the "Company") on January 30, 1995 (File No. 33-88918) with the Securities and Exchange Commission is incorporated herein by reference.

        The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by Alternative Resources Corporation (the "Company"), are incorporated herein by reference:

        The Company's Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 0-23940).

        The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (File No. 0-23940).

        The description of the Company's Common Stock and Rights to Purchase Shares of Junior Preferred Stock, Series A, contained in the Company's Form 8-A Registration Statements for such securities.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

        Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8.    EXHIBITS

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Exhibit
Number            Description of Exhibit
-------           ----------------------
  4(a)            Amended and Restated Certificate of Incorporation of the
                  Company (Exhibit 3.1 to the Company's Annual Report on Form
                  10-K for the year ended December 31, 1998 is incorporated
                  herein by reference).
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                                       2

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

  4(b) Amended and Restated By-Laws of the Company, as currently in effect (Exhibit 3.2 to the Company's Annual Report on Form
                  10-K for the year ended December 31, 1996 is incorporated herein by reference).

  5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

 23(a) Consent of McDermott, Will & Emery (included in its opinion filed as Exhibit 5).

 23(b)            Consent of KPMG LLP.

 24               Power of Attorney (included with the signature page to this registration statement).
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                                       3


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lincolnshire, Illinois on July 21, 1999.

                                      ALTERNATIVE RESOURCES CORPORATION



                                      By: /s/ Steven Purcell
                                          ---------------------------------
                                          Steven Purcell
                                          Senior Vice President and Chief
                                          Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Raymond R. Hipp, Steven Purcell and Bradley K. Lamers and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform such each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing power of attorney have been signed on July 21, 1999, by the following persons in the capacities indicated:


            SIGNATURES                                       TITLE
/s/ Raymond R. Hipp                              Chairman of the Board, President and
----------------------------                     Chief Executive Officer (Principal
    Raymond R. Hipp                              Executive Officer)

/s/ Steven Purcell                               Director and Senior Vice President,
----------------------------                     Chief Financial Officer, Secretary
    Steven Purcell                               and Treasurer (Principal Financial
                                                 Officer)

/s/ Bradley K. Lamers                            Vice President - Finance
----------------------------                     (Principal Accounting Officer)
    Bradley K. Lamers
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                                       4


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            SIGNATURES                                       TITLE

     /s/ Joanne Brandes                                      Director
    -----------------------------
         Joanne Brandes

     /s/ George B. Cobbe                                     Director
    -----------------------------
         George B. Cobbe

     /s/ Michael E. Harris                                   Director
    -----------------------------
         Michael E. Harris

     /s/ Syd N. Heaton                                       Director
    -----------------------------
         Syd N. Heaton


    -----------------------------                            Director
         A. Donald Rully

     /s/ Bruce R. Smith                                      Director
    -----------------------------
         Bruce R. Smith

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                                       5


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                                  EXHIBIT INDEX

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

EXHIBIT                           DESCRIPTION OF EXHIBIT
NUMBER                            ----------------------
-------
 4(a) Amended and Restated Certificate of Incorporation of the Company (Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 is incorporated herein by reference).

 4(b) Amended and Restated By-Laws of the Company, as currently in effect (Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 9996 is incorporated herein by reference).

 5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

 23(a) Consent of McDermott, Will & Emery (included in its opinion filed as Exhibit 5).

 23(b)            Consent of KPMG LLP.

 24 Power of Attorney (included with the signature page to this registration statement).
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